EXHIBIT 3.0

                                                                FILED
                                                         In the Office of the
                                                     Secretary of State of Texas
                                                            April 24, 2000
                                                          Corporations Section

                            ARTICLES OF INCORPORATION
                                       OF
                         MANGUM ACQUISITION CORPORATION

      The undersigned natural person of the age of eighteen years or more, acting as incorporator of the corporation, under the Texas Business Corporation Act, does hereby adopt the following Articles of Incorporation for such corporation:

                                   ARTICLE ONE

      The name of the corporation is MANGUM ACQUISITION CORPORATION.


                                   ARTICLE TWO

      The period of its duration is perpetual.

                                  ARTICLE THREE

      The purpose or purposes for which the corporation is organized is to engage in the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

      The aggregate number of shares which the corporation shall have authority to issue is 20,000,000 of common stock at $0.001 (one-thousandth of one dollar) par value.

                                  ARTICLE FIVE

      The corporation will not commence business until it has received for the issuance of shares consideration of the value of One Thousand Dollars.

                                  ARTICLE SIX

      The street address of its initial registered office is 4214 Mangum Road, Houston, Texas 77092 and the name of its registered agent at such address is David A. Collins .

                                  ARTICLE SEVEN

      The number of directors constituting the initial board of directors is one
(1), and the name and address of the person who is to serve as the initial director until the first annual meeting of the shareholders or until his successors are elected and qualified is:

(1) David A. Collins
    11302 Memorial Drive
    Houston, TX 77024

                                 ARTICLE EIGHT

      The name and address of the incorporator is:

David A. Collins
11302 Memorial Drive
Houston, TX 77024

      IN WITNESS WHEREOF, I have hereunto set my hand, this 24th day of April, 2000.

         /S/ DAVID A. COLLINS
             David A. Collins

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